Exhibit (c)(8)

CONFIDENTIAL PROJECT COMMODORE FINANCING ANALYSIS July 31, 2018

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Omitted portions are indicated in this presentation with redactions. Confidential treatment has been requested with respect to this omitted information.

SELECTED TRANSACTION TERMS Comparison of Feldenkreis Merger (June 15, 2018) and Randa Proposal (July 27, 2018) • Topping Premium: 5.1% 1 (a) Refer to the following page for more detail. Feldenkreis Merger (June 15, 2018) Randa Proposal (July 27, 2018) Acquiror Feldenkreis Holdings LLC, a vehicle controlled by George Feldenkreis (the “Sponsor”) Randa Accessories Leather Goods LLC Per Share Consideration $27.50 in cash $28.90 in cash Offer Premium •Undisturbed Price (2/5/2018): 21.6% •Undisturbed Price (2/5/2018): 27.8% Implied Equity Value (a) $437.0mm $459.2mm Implied Enterprise Value (a) $526.3mm $548.6mm Financing •$275mm Wells Fargo Senior Secured Revolving Loan Facility •$47mm Fortress Bridge Facility •$140mm Fortress 1st Lien Term Loan •$95mm Fortress 2nd Lien Term Loan •$81mm Feldenkreis Equity •$350mmSenior Secured Revolving Loan Facility – $175mm of minimum guaranteed borrowing reportedly increased to $200mm by Randa •$275mmTerm Facility •$47mmBridge Facility •$20mm additional of Randa Corp. Bridge Financing •$37mm of Randa cash Reverse Break-Up Fee •4% ($17.5mm) collateralized by 647,451 shares from the Sponsor if the transaction is terminated by the Acquiror •4% of total transaction value Break-Up Fee •2% ($8.7mm) of the total transaction value and complying with Acquiror’s match rights •3% of total transaction value •Expense reimbursement provision, capped at 1% of total transaction value, in certain circumstances •Not committed to pay the break fee payable to George Feldenkreis prior to closing Key Conditions to Signing •N/A •will need 72 hours from the time at which Randa resolves its outstanding diligence issue to complete remaining due diligence, obtain all internal investment committee approvals as well as sign its respective commitment letters •Facilitation and cooperation by the Special Committee in a discussion between Randa and the Company’s largest inbound licensor •Agreement on intercreditor terms Other •The Sponsor commits to cause 3,139,975 shares of the outstanding shares to vote for the merger and to rollover in the transaction into Sponsor’s equity •Merger Agreement does not follow GF Form and will need to negotiate in good faith to get an apples-to-apples contract comparison •No appraisal rights

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Omitted portions are indicated in this presentation with redactions. Confidential treatment has been requested with respect to this omitted information.

OVERVIEW OF FELDENKREIS MERGER AND PROPOSAL RANDA (Amounts in Millions, Except Per Share Data) Stock Price Shares Outstanding Restricted Stock Units Option Equivalent Shares (d) SARs Equivalent Shares (e) Diluted Shares Outstanding Total Equity Value Plus: Net Debt Total Enterprise Value Premium / (Discount) to: Undisturbed 90-Day VWAP (h) 60-Day VWAP (h) 30-Day VWAP (h) 52-Week High (h) 5-Year High (h) Enterprise Value as a Multiple of: $22.62 24.13 24.75 25.14 25.99 28.80 Net Sales - Street LTM 2019E 2020E LTM 2019E 2020E 2019E 2020E 2019E 2020E $888.0 863.5 886.8 $60.1 57.2 61.2 $873.3 892.3 $62.4 66.1 EBITDA - Street Net Sales - Mgmt EBITDA - Mgmt Price as a Multiple of: Diluted EPS - Street 2019E 2020E 2019E 2020E $1.90 2.19 $2.00 2.26 Diluted EPS - Mgmt Source: ‘FY2019 Adjusted Income Statement’, ‘FY2020 and FY2021 (projection)’ received from management on March 15, 2018 and Median of Wall Street analysts' estimates as reported by Thomson Eikon on July 31, 2018. (a) (b) Undisturbed share count of 15.7mm as of November 24, 2017. Includes 0.7mm RSA’s. 15.9mm shares outstanding as of June 14, 2018 for the Feldenkreis Merger and 15.9mm shares outstanding as of July 31, 2018 for the Randa Proposal. Includes 0.6mm total RSAs (0.2mm time vested and 0.4mm performance based, of which 0.3mm will be converted to cash awards subject to time vesting at close). Assumes October 31, 2018 close for vesting calculation of RSAs issued on June 14, 2018. 0.01mm of restricted stock units assumed to be canceled immediately prior to close. Assumes the treasury stock method with 0.004mm option equivalent shares utilizing the treasury stock method. Assumes the treasury stock method with 0.005 – 0.01mm SAR equivalent shares utilizing the treasury stock method. Undisturbed net debt based on cash of $26.5mm and total debt of $90.6mm as of October 28, 2017. Based on pro forma cash of $11.9mm and debt of $101.3mm. Represents cash of $50.5mm and total debt of $144.8mm as of May 5, 2018 adjusted for the May 29, 2018 redemption of $49.9mm of senior subordinated notes funded by $4.9mm of investments, $38.6mm of cash and $6.4mm of additional revolver draw as discussed with management on May 30, 2018. Prior to February 5, 2018 undisturbed price date. (c) (d) (e) (f) (g) 2 (h) Undisturbed 2/5/18 Feldenkreis Merger Randa Proposal $22.62 $27.50 $28.90 15.7 (a) 0.0 0.0 0.0 15.7 64.1 (f) --% (6.3) (8.6) (10.0) (13.0) (21.5) 47.3% 48.6 47.3 7.0 x 7.3 6.9 48.0% 47.0 6.7 x 6.4 11.9 x 10.3 11.3 x 10.0 15.9 (b) --(c) 0.0 0.0 15.9 89.4 (g) 21.6% 14.0 11.1 9.4 5.8 (4.5) 59.3% 61.0 59.4 8.8 x 9.2 8.6 60.3% 59.0 8.4 x 8.0 14.5 x 12.6 13.8 x 12.2 15.9 (b) --(c) 0.0 0.0 15.9 89.4 (g) 27.8% 19.8 16.8 15.0 11.2 0.3 61.8% 63.5 61.9 9.1 x 9.6 9.0 62.8% 61.5 8.8 x 8.3 15.2 x 13.2 14.5 x 12.8 $548.6 $526.3 $419.6 $459.2 $437.0 $355.5

SOURCES & USES – VALUE CONFIRMATION (RANDA PROPOSAL – JULY 27, 2018) Estimated 10/31/18 Closing Per Randa Sensitivity Status Comments Randa Cash Existing Commodore Cash & Investments Confirmed Confirmed $37.2mm proj. as of 10/31/18. $33.5mm identified in bank statements as of 6/30/18 with $44.4mm claimed on balance sheet as of 6/30/18. 10/31/18 Closing Balance Sheet from 'Monthly Income Statement, Balance Sheet and Cash Flow' received on 5/7/18. 5.8 5.8 5.8 Additional Randa Corp. Bridge Financing --222.6 ---- 250.0 32.1 20.0 20.0 Additional $20M Randa Corp. Bridge Financing communicated in letter received on 7/30/18. To Be Confirmed ABL Additional ABL Borrowing Availability /30/18. Bridge Facility Term Loan 18. New Real Estate Mortgages Total Debt $504.7 Equity Consideration Rollover of Current ABL Borrowings Repay Real Estate Mortgages $437.2 21.4 32.1 $450.9 21.4 32.1 $450.9 21.4 32.1 Confirmed Confirmed Confirmed Randa S&U uses previously provided option detail since it does not have access to the latest detail from the Company. 10/31/18 Closing Balance Sheet from 'Monthly Income Statement, Balance Sheet and Cash Flow' received on 5/7/18. Aggregate Consideration Total Transaction Fees & Expenses Executive Termination Costs Break-Fee $490.7 30.3 10.0 8.7 $504.4 34.0 10.0 8.7 $504.3 34.0 9.3 8.7 Confirmed Confirmed Confirmed Includes financing fees of $15mm, advisory / professional fees (company) of $5.0mm and sellside advisory fees of $14.0mm. 'Schedule 14A' filed on 7/11/18. 'Randa-PEI - S&U (7.27.2018)' received from Randa on 7/27/18. Source: ‘Randa-PEI – S&U (7.27.2018)’ ‘Term & Real Estate Bridge Loans (7.27.2017)’ and ‘Commitment Letter (Project Commodore)’ received from Randa on July 27, 2018; ‘(i) (a) – Randa Corp. – Bank Statements’, ‘Randa Response Letter (07-30-2018)’ received from Randa on July 30, 2018; ‘Schedule 13-E3’ filed on July 11, 2018; and ‘’Monthly Income Statement, Balance Sheet and Cash Flow’ received on May 7, 2018. (a) Includes minimum cash of $25mm, ABL collateral of $50mm and letters of credit reserve of $10mm. 3 Proceeds Greater / (Less Than) Uses $13.0 $41.9 $28.6 Total Uses $539.7 $557.1 $556.3 Uses Total Sources $552.7 214.0 175.0 Confirmed 'Commitment Letter (Project Commodore)' received on 7/27/18. $175mm min. guaranteed borrowing. --25.0 47.0 47.0 275.0 275.0 N/A --$556.0 $542.0 $599.0 $585.0 To Be Confirmed Additional $25M of borrowing availability under ABL communicated in letter received on 7 Confirmed 'Term & Real Estate Bridge Loans (7.27.2017) received on 7/27/18. Confirmed 'Randa-PEI - S&U (7.27.2018)' and 'Term & Real Estate Bridge Loans (7.27.2017)' received on 7/27/ Est. 10/31/18 Closing Randa Available Accounts Receivable and Inventory $103.4 Commodore Available Accounts Receivable and Inventory 185.9 Plus: ABL FILO 31.0 Less: ABL Reserves (21.3) Total Available Accounts Receivable and Inventory $299.0 Less: ABL Facility Reserve (a) (85.0) Total ABL Availability $214.0 Prior (7/16) Current (7/27) $42.2 $37.2 $37.2 PJ SOLOMON Review Sources

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Omitted portions are indicated in this presentation with redactions. Confidential treatment has been requested with respect to this omitted information.

DISCLAIMER This presentation has been prepared by PJ SOLOMON (“SOLOMON”) from materials and information supplied (whether orally or in writing) by Perry Ellis International, Inc. (“Commodore” or the “Company”) and other sources. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed in conjunction with, the oral briefing as well as the qualifications, limitations and assumptions in the letter provided by SOLOMON. This presentation includes certain statements, estimates and projections provided by the Company with respect to the historical and anticipated future performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgments made by the Company’s management. These assumptions and judgments may or may not be correct, and there can be no assurance that any projected results are attainable or will be realized. SOLOMON has not attempted to verify any such statements, estimates and projections, and as such SOLOMON makes no representation or warranty as to, and assumes no responsibility for, their accuracy or completeness and for the effect which any such inaccuracy or incompleteness may have on the results or judgments contained in this presentation. Except where otherwise indicated, this analysis speaks as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date. This presentation and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do not constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this presentation. This presentation is not a research report and was not prepared by the research department of SOLOMON or any of its affiliates. SOLOMON PROVIDED THIS DOCUMENT FOR THE INFORMATION AND ASSISTANCE OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS DOCUMENT DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF THE COMPANY AS TO HOW ANY SUCH SHAREHOLDER SHOULD VOTE ON ANY TRANSACTION OF ACT ON ANY MATTER RELATING TO ANY TRANSACTION. 4